                                                                     Exhibit 2.1


                        Form of Contribution Agreement


================================================================================



                            CONTRIBUTION AGREEMENT


                                 by and among


                              NU SKIN ASIA, INC.


                                      and


           EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HEREOF



                            Dated ___________, 1996



================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I                    DEFINITIONS.......................................2

ARTICLE II                   CONTRIBUTION OF THE ASIAN ENTITY
                             SHARES AND SUBSCRIPTION AND
                             PURCHASE OF THE HOLDING COMPANY SHARES............3

   2.1  Contribution of the Asian Entity Shares and Subscription and
        ------------------------------------------------------------
            Purchase of the Holding Company Shares.............................3
            --------------------------------------
   2.2  Closing................................................................3
        -------
   2.3  Delivery of Holding Company Shares.....................................4
        ----------------------------------
   2.4  Delivery of Asian Entity Shares........................................4
        -------------------------------

ARTICLE III                  TAX TREATMENT OF THE CONTRIBUTION.................4

   3.1  Federal Income Tax Treatment of Contributing Stockholders and
        -------------------------------------------------------------
            IPO Public Stockholders............................................4
            -----------------------
   3.2  Federal Income Tax Treatment of the Holding Company and
        -------------------------------------------------------
            Asian Entities.....................................................5
            --------------
   3.3  Obligations of the Holding Company, Contributing Stockholder and
        ----------------------------------------------------------------
            IPO Public Stockholders............................................5
            -----------------------
   3.4  Termination of "S" Corporation Status..................................5
        -------------------------------------

ARTICLE IV                   REPRESENTATIONS AND WARRANTIES....................5

   4.1 Representations and Warranties of Contributing Stockholders.............5
       -----------------------------------------------------------
            4.1.1  Title to Shares.............................................5
                   ---------------
            4.1.2  Conflicts, Consents, etc....................................6
                   ------------------------
            4.1.3  Intent to Transfer..........................................6
                   ------------------
            4.1.4  Not an Investment Company...................................6
                   -------------------------
   4.2 Representations and Warranties of the Holding Company...................6
       -----------------------------------------------------

ARTICLE V                    CONDITIONS PRECEDENT..............................7

   5.1 Conditions to Obligations of Contributing Stockholders and
       ----------------------------------------------------------
           the Holding Company.................................................7
           -------------------
           5.1.1  Representations and Performance by the Contributing
                  ---------------------------------------------------
                  Stockholders.................................................7
                  ------------
           5.1.2  No Injunction, etc...........................................7
                  ------------------
           5.1.3  IPO..........................................................7
                  ---

ARTICLE VI                                MISCELLANEOUS........................7

   6.1 Stock Transfer Taxes....................................................7
       --------------------
   6.2 Modification; Waiver....................................................7
       --------------------
   6.3 Further Actions.........................................................8
       --------------
   6.4 Notices.................................................................8
       -------

                                                                            Page
                                                                            ----
  6.5  Assignment..............................................................8
       ----------
  6.6  Counterparts............................................................8
       ------------
  6.7  Governing Law...........................................................8
       -------------

         CONTRIBUTION AGREEMENT, dated ____________, 1996 (this "Agreement"), by and among Nu Skin Asia, Inc., a Delaware corporation (the "Holding Company"), and each of the persons listed on the signature pages hereof (collectively, the "Contributing Stockholders").


                              W I T N E S S E T H:
                              -------------------


         WHEREAS, the Contributing Stockholders are, as of the date of this Agreement, the record and beneficial owners of all of the issued and outstanding shares of capital stock of each of Nu Skin Hong Kong, Inc., a corporation organized under the laws of the State of Utah, Nu Skin Japan, Inc., a corporation organized under the laws of Japan and the State of Delaware, Nu Skin Korea, Inc. a corporation organized under the laws of South Korea and the State of Delaware, Nu Skin Taiwan, Inc., a corporation organized under the laws of the State of Utah and Nu Skin Thailand, Inc., a corporation organized under the laws of the State of Utah (each, an "Asian Entity" and collectively, the "Asian Entities") as listed in Schedule A hereto for each Contribution Stockholder;

         WHEREAS, the aggregate number of shares of common stock issued and outstanding of each Asian Entity (collectively, the "Asian Entity Shares") are as listed in Schedule A hereto;

         WHEREAS, the Holding Company was incorporated to become the holding company for the Asian Entities;

         WHEREAS, the Contributing Stockholders wish to contribute the Asian Entity Shares to the Holding Company solely in exchange for shares of Class B common stock, par value $.001 per share, of the Holding Company ("Class B Common Stock"), to effect such holding company structure (the "Contribution");

         WHEREAS, immediately after the Contribution, the Contributing Stockholders will own all of the issued and outstanding shares of Class B Common Stock of the Holding Company;

         WHEREAS, substantially simultaneously with the Contribution, the Holding Company plans to offer and sell shares of Class A common stock, par value $.001 per share of the Holding Company ("Class A Common Stock") to the public through an initial public offering pursuant to an effective registration statement on Form S-1 (the "IPO") subsequent to the Contribution, which will constitute a qualified underwriting transaction within the meaning of Treas. Reg. Section 1.351-1(a)(3); and

         WHEREAS, immediately after the Contribution and the IPO, the Contributing Stockholders and the Persons purchasing Class A common stock pursuant to the IPO (the "IPO

Public Stockholders") will be treated as a group being in control of the holding company for purposes of Section 351 of the Code;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         As used herein and in the Schedules hereto, the terms set forth in this
Article I have the respective meanings indicated. Terms defined in the singular or plural, as the case may be, shall have the same respective meaning when used in the plural or singular, as the case may be.

         Asian Entities:  the meaning specified in the first WHEREAS clause of
         --------------
this Agreement.

         Asian Entity Shares:  the meaning specified in the second WHEREAS
         -------------------
clause of this Agreement.

         Class A Common Stock:  the meaning specified in the sixth WHEREAS
         --------------------
clause of this Agreement.

         Class B Common Stock:  the meaning specified in the fourth WHEREAS
         --------------------
clause of this Agreement.

         Closing:  the meaning specified in Section 2.2.
         -------

         Closing Date:  the meaning specified in Section 2.2.
         ------------

         Code:  the Internal Revenue Code of 1986, as amended.
         ----

         Commission:  the U.S. Securities and Exchange Commission.
         ----------

         Consents:  the meaning specified in Section 4.1.2(b).
         --------

         Contributing Stockholder:  the meaning specified in the introductory
         ------------------------
paragraph of this Agreement.

         Contribution:  the meaning specified in the fourth WHEREAS clause of
         ------------
this Agreement.

         Control:  the ownership of stock possessing at least 80 percent of the
         -------
total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation.

         Holding Company Shares:  the Class B Common Stock issued and delivered
         ----------------------
to the Contributing Stockholders pursuant to this Agreement.

         IPO:  the meaning specified in the sixth WHEREAS clause of this
         ---
Agreement.

         IPO Public Stockholders: the meaning specified in the seventh WHEREAS
         -----------------------
clause of this Agreement.

         Lien:  the meaning specified in Section 4.1.7.
         ----

         Person:  any individual, corporation, partnership, firm, joint venture,
         ------
unincorporated organization, governmental or regulatory authority or other entity.

         Securities Act:  the Securities Act of 1933, as amended.
         --------------



                                  ARTICLE II

                    CONTRIBUTION OF THE ASIAN ENTITY SHARES
                         AND SUBSCRIPTION AND PURCHASE
                         OF THE HOLDING COMPANY SHARES

         Section 2.1  Contribution of the Asian Entity Shares and Subscription
                      --------------------------------------------------------
and Purchase of the Holding Company Shares. Subject to all of the terms and
- ------------------------------------------
conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing provided for in Section 2.2, (I) each Contributing Stockholder agrees to contribute and transfer, and the Holding Company agrees to acquire, the number of Asian Entity Shares as set forth opposite such Contributing Stockholder's name on Schedule A hereto under the heading "Asian Entity Shares to be Contributed" and (ii) each Contributing Stockholder agrees to subscribe for and purchase, and the Holding Company agrees to issue, the number of Holding Company Shares set forth opposite such Contributing Stockholder's name on Schedule A hereto under the heading "Holding Company Shares to be Received." The Holding Company shall deliver to each Contributing Stockholder the certificates for Holding Company Shares as provided in Section 2.3 and each Contributing Stockholder shall deliver to the Holding Company certificates for its Asian Entity Shares as provided in Section 2.4.

         Section 2.2  Closing.  (a) The Closing of the purchase and sale of the
                      -------
Holding Company Shares contemplated hereby (the "Closing") shall be held at a time and location to be designated by the Holding Company on the Closing Date. The "Closing Date" shall be, if the conditions set forth in Article VI have been satisfied or waived,
(i) the date on which the IPO closes or (ii) such other date prior to the closing of the IPO as the Contributing Stockholders and the Holding Company shall mutually agree. The Closing shall be deemed to have occurred at 12:01 a.m., New York time, on the Closing Date.

         (b) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (i) by the mutual written consent of the Holding Company and each of the Contributing Stockholders; or

          (ii) by the Holding Company if the Closing has not occurred on or before February 15, 1997.

          In the event this Agreement shall be terminated pursuant to this
Section 2.2(b), all further obligations of the parties under this Agreement (other than Section 6.7) shall terminate without further liability of any party to this Agreement; provided, however, that nothing herein shall relieve any
                   --------  -------
party from liability for its willful breach of this Agreement.

          Section 2.3   Delivery of Holding Company Shares.  At the Closing, the
                        ----------------------------------
Holding Company shall deliver to each Contributing Stockholder, against delivery of certificates for the Asian Entity Shares to be delivered to the Holding Company by such Contributing Stockholder hereunder, stock certificates registered in the name of such Contributing Stockholder and representing the Holding Company Shares to be issued to such Contributing Stockholder, which certificates shall bear such legends as are determined to be appropriate by counsel to the Holding Company.

          Section 2.4  Delivery of Asian Entity Shares.  At the Closing, each
                       -------------------------------
Contributing Stockholder shall deliver to the Holding Company, against delivery of certificates for the Holding Company Shares to be delivered to such Contributing Stockholder by the Holding Company hereunder, stock certificates representing the number of Asian Entity Shares as set forth opposite such Contributing Stockholder's name on Schedule A hereto under the heading "Asian Entity Shares to be Contributed," duly endorsed in proper form for transfer and with such other instruments as shall reasonably be required by the Holding Company to vest fully in the Holding Company all right, title and interest in and to such Asian Entity Shares free and clear of any Liens.


                                  ARTICLE III

                       TAX TREATMENT OF THE CONTRIBUTION

          Section 3.1 Federal Income Tax Treatment of Contributing Stockholders
                      ---------------------------------------------------------
and IPO Public Stockholders. For Federal income tax purposes, the Contribution
- ---------------------------
and the IPO shall be treated as part of a single integrated transaction qualifying under Section 351 of the Code, pursuant to which neither the Contributing Stockholders nor the IPO Public Stockholders acquiring their shares of Class A Common Stock through the IPO will recognize any gain or loss. Under
Section 358 of the Code, the basis in the Class B Common Stock received by the Contributing Stockholders will be equal to their basis in the stock of the Asian Entities contributed to the Holding Company, and the basis of the Class A Common Stock in the hands of the IPO Public Stockholders will be the same as the price paid pursuant to the IPO.

          Section 3.2  Federal Income Tax Treatment of the Holding Company and
                       -------------------------------------------------------
Asian Entities.   Neither the Holding Company nor the Asian Entities shall
- --------------
recognize any gain or loss as a result of the Contribution and IPO. No liabilities will be assumed by the Holding Company under Section 357 of the Code. The basis of the property transferred to the Holding Company shall be equal to the basis of such property in the hands of the Contributing Stockholders and the IPO Public Stockholders immediately prior to the transfer to the Holding Company.

          Section 3.3   Obligations of the Holding Company, Contributing
                        ------------------------------------------------
Stockholders and IPO Public Stockholders.  The Contributing Stockholders and the
- ----------------------------------------
IPO Public Stockholders agree to file the information required by Treas. Reg.
Section 1.351-3 for his Federal income tax return for the taxable year in which the Contribution and IPO occur, and the Holding Company agrees to furnish to each Contributing Stockholder and each IPO Public Stockholder information necessary to enable such stockholder to comply with the information reporting requirements of Treas. Reg. Section 1.351-3.

          Section 3.4 Termination of "S" Corporation Status. As a result of the
                      -------------------------------------
Contribution, the Asian Entities will cease to qualify as "S" corporations within the meaning of Section 1361(a) of the Code and will become "C" corporations within the meaning of Section 1361(a)(2) of the Code, which will join in filing consolidated Federal income tax returns with the Holding Company as the common parent.


                                 ARTICLE

                         REPRESENTATIONS AND WARRANTIES

          Section 4.1 Representations and Warranties of Contributing
                      ----------------------------------------------
Stockholders. Each Contributing Stockholder, severally and not jointly,
- ------------
represents and warrants to, and acknowledges and agrees with, the Holding Company as follows:

          Section 4.1.1 Title to Shares. As of the date hereof, such
                        ---------------
Contributing Stockholder is, and as of the Closing Date such Contributing Stockholder shall be, the record and beneficial owner of and have good and valid title to the Asian Entity Shares identified on

Schedule A hereto as being owned by such Contributing Stockholder, free and clear of any lien, pledge, charge, security interest, encumbrance, option or other right or claim with respect thereto (collectively, "Liens"), except for Liens created by virtue of entering into this Agreement. Upon the exchange of the Asian Entity Shares for the Holding Company Shares, such Contributing Stockholder shall transfer to the Holding Company good and valid title to such Asian Entity Shares, free and clear of any Lien.

          Section 4.1.2 Conflicts, Consents, etc. (a) Conflicts. The execution
                        -------------------------     ---------
and delivery of this Agreement by such Contributing Stockholder, and the consummation by such Contributing Stockholder of the transactions contemplated hereby in the manner contemplated hereby, will not conflict with, require any consent or other action by any Person under or result in any violation of, or default under (or any event that, with notice or lapse of time or both, would constitute a default under) or give rise to any right of termination, cancellation or acceleration under any provision of (i) any mortgage, indenture, loan agreement, note, bond, deed of trust, other agreement, commitment or obligation for the borrowing of money or the obtaining of credit, lease or other agreement, contract, license, franchise, permit or instrument to which such Contributing Stockholder is a party or by which it is bound or (ii) any judgment, order, decree, law, statute, rule or regulation applicable to such Contributing Stockholder.

          (b) Consents. No consent, waiver, approval, authorization, permit,
              --------
order, filing, registration or qualification of or with any court, governmental authority or third party (collectively, "Consents") is required to be obtained or made by such Contributing Stockholder in connection with the execution and delivery of this Agreement by such Contributing Stockholder or the consummation by such Contributing Stockholder of the transactions contemplated hereby in the manner contemplated hereby.

          Section 4.1.3 Intent to Transfer. No Contributing Stockholder has any
                        ------------------
intention or plan, formally or informally, on the date hereof, to transfer any shares of the Holding Company received in exchange for the Contribution, except for the establishment of the stock option plans pursuant to which approximately 4 million shares of Class A Common Stock will be transferred by the Contributing Stockholders to the Holding Company and Nu Skin International, Inc.

          Section 4.1.4 Not an Investment Company. None of the Asian Entities is
                        -------------------------
an investment company within the meaning of Section 351(e) of the Code and the Treasury regulations promulgated thereunder.

          Section 4.2 Representations and Warranties of the Holding Company. The
                      -----------------------------------------------------
Holding Company represents and warrants that it is not an investment company within the meaning of Section 351(e) of the Code and Treasury regulations promulgated thereunder and that it has no current plan or intention to dispose of any of the assets contributed to it by the Contributing Stockholders and the IPO Public Stockholders and intends to cause the Asian

Entities to carry on their active trade or businesses. No liabilities will be assumed by the Holding Company as part of the Contribution or IPO.


                                    ARTICLE

                              CONDITIONS PRECEDENT

          Section 5.1 Conditions to Obligations of Contributing Stockholders and
                      ----------------------------------------------------------
the Holding Company. The obligations of each Contributing Stockholder and of the
- -------------------
Holding Company, as the case may be, under this Agreement to consummate the transactions contemplated hereby is subject to the fulfillment, at or prior to the Closing, of the following conditions, any one or more of which may be waived by such Contributing Stockholder or the Holding Company, as the case may be, at its sole discretion:

          Section 5.1.1  Representations and Performance by the Contributing
                         ---------------------------------------------------
Stockholders.  The representations and warranties of each Contributing
- -------------
Stockholder contained in Section 4.1 shall be true and correct as of the date made and as of the Closing Date as though made at and as of the Closing Date or as of the date specified therein as though made at and as of such date. Contributing Stockholders shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Contributing Stockholders prior to or at the Closing.

          Section 5.1.2 No Injunction, etc. No injunction, judgment or provision
                        ------------------
of applicable law or regulation or other order restraining or prohibiting the consummation of the transactions contemplated by this Agreement or seeking to prohibit, alter, prevent or materially delay the Closing, shall be threatened or pending or in effect.

          Section 5.1.3 IPO. A registration statement on Form S-1 for the IPO
                        ---
shall have been declared effective by the Commission and the Holding Company and the underwriters of the IPO shall have agreed on the terms of pricing.



                                  ARTICLE VI

                                 MISCELLANEOUS

          Section 6.1   Stock Transfer Taxes.  All stock, stamp, transfer
                        --------------------
registration or similar taxes or duties, if any, resulting from (i) the transfer of the Holding Company Shares shall be paid by the Holding Company and
(ii) resulting from the transfer of the Asian Entity Shares shall be paid by the Contributing Stockholders.

          Section 6.2 Modification; Waiver. This Agreement may be modified only
                      --------------------
by a written instrument executed by the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived in writing at any time on or prior to the Closing Date by the party entitled to the benefits of such terms and conditions.

          Section 6.3 Further Actions. Each party shall execute and deliver such
                      ---------------
certificates and other documents and take such other actions as may reasonably be requested by the other parties in order to consummate or implement the transactions contemplated by this Agreement.

          Section 6.4 Notices.  All notices, requests, demands and other
                      -------
communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, first-class postage paid, return receipt requested, or any other delivery service with proof of delivery:

          if to the Holding Company:

          Nu Skin Asia, Inc.
          75 West Center Street
          Provo, UT 84601
          Attention: Steven J. Lund, President

          with a copy to:

          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          136 South Main Street
          Salt Lake City, UT 84101-1685
          Attention: Nolan S. Taylor, Esq.

          If to Contributing Stockholders, at their respective addresses set forth on Schedule A.


or to such other address or to such other person as any party shall have last designated by notice to the other parties.

          Section 6.5 Assignment. This Agreement shall be binding upon and inure
                      ----------
to the benefit of the parties and their respective successors and permitted assigns, but shall not be assignable, by operation of law or otherwise, by any party without the prior written consent of the other parties.

          Section 6.6  Counterparts.  This Agreement may be executed in
                       ------------
counterparts, all of which shall constitute one and the same instrument.

          Section 6.7  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the internal laws of the State of Utah applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State except that, to the extent applicable, all matters relating specifically to the Holding Company Shares shall be governed by the laws of Delaware.

          IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.

NU SKIN ASIA, INC.                 CONTRIBUTING STOCKHOLDERS


By:
   ---------------------------     ------------------------------
   Name:                           Blake M. Roney
   Title:

                                   ------------------------------
                                   Nedra D. Roney


                                   ------------------------------
                                   Sandie N. Tillotson


                                   ------------------------------
                                   Craig S. Tillotson


                                   ------------------------------
                                   Craig Bryson


                                   ------------------------------
                                   Steven J. Lund


                                   ------------------------------
                                   Brooke B. Roney


                                   ------------------------------
                                   Kirk V. Roney


                                   ------------------------------
                                   Keith R. Halls